Exhibit 10.56
AMENDMENT TO
PERFORMANCE RESTRICTED STOCK UNITS
AWARD AGREEMENT
This Amendment to Performance Restricted Stock Units Award Agreement (this “Amendment”) is entered into as of December 20, 2023, by and between comScore, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”). Capitalized terms used but not otherwise defined in this Amendment will have the meanings given to such terms in (a) the Agreement (as such term is defined below), or if not defined in the Agreement, (b) the comScore, Inc. 2018 Equity and Incentive Compensation Plan, as amended and restated (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company and the Grantee have heretofore entered into that certain Performance Restricted Stock Units Award Agreement dated [•] (the “Agreement”), pursuant to which the Company granted to the Grantee [•] performance-based Restricted Stock Units as Performance Shares under the Plan;
WHEREAS, the Board has approved a one-for-twenty (1:20) reverse stock split, such that every 20 shares of Common Stock issued and outstanding immediately prior to the market open on December 20, 2023 is automatically combined into one share of Common Stock (the “Reverse Stock Split,” and the ratio of 1:20, the “Reverse Split Ratio”), with such Common Stock beginning trading on a split-adjusted basis at market open on December 20, 2023 (the “Effective Time”);
WHEREAS, Section 11 of the Plan requires the Committee to make or provide for adjustments (a) in the number of shares of Common Stock covered by outstanding Awards granted under the Plan, and (b) in other award terms, as the Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of the Participants of the Plan;
WHEREAS, Section 8 of the Agreement also provides for mandatory adjustment of shares of Common Stock issuable for each PRSU, as well as for mandatory adjustment to other terms and conditions of the grant evidenced by the Agreement, each pursuant to Section 11 of the Plan;
WHEREAS, the Committee has determined that the Plan and the Agreement require the Committee to adjust the number of shares of Common Stock covered by the Agreement by dividing the number of PRSUs identified in Section 2 of the Agreement [and in Section 5(b) of the Agreement] by the Reverse Split Ratio (20); and
WHEREAS, the Committee has determined that the Plan and the Agreement require the Committee to proportionately adjust the Stock-Price Hurdles identified in Section 5(b) of the Agreement as follows, in order to prevent enlargement of the rights of the Grantee following the Reverse Stock Split, with such proportionate adjustment being determined such that (i) the ratio of (x) the closing price of the Common Stock on the Nasdaq Global Select Market on the trading day immediately preceding the Effective Time, multiplied by the Reverse Split Ratio (20) and (y) the adjusted stock-price hurdle, shall be equal to (ii) the ratio of (x) the closing price of a share of Common Stock on the Date of Grant [or most recent amendment] (or if the Date of Grant [or amendment] was not a trading day, the closing price on the last trading day immediately preceding the Date of Grant [or amendment]) and (y) the applicable Stock-Price Hurdle included in the Agreement on the Date of Grant [or amendment].

Exhibit 10.56
NOW, THEREFORE, in consideration of the foregoing, the Agreement shall be amended as of the Effective Time, as set forth below:
1.The number of PRSUs referenced in Section[s] 2 [and 5(b)] of the Agreement shall be deleted and replaced with a reference to [•].
2.The original Stock-Price Hurdles reflected in Section 2(b) of the Agreement shall be deleted and replaced with the adjusted Stock-Price Hurdles set forth below:

Original Stock-Price Hurdle	Adjusted Stock-Price Hurdle
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]

3.Miscellaneous. Except as set forth above, the Agreement shall continue to read in its current state.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, effective as of the Effective Time.
COMSCORE, INC.
By:
Name:
Title:
2